                      (MERCANTILE(R) BANK CORPORATION LOGO)

FOR FURTHER INFORMATION:

AT MERCANTILE BANK CORPORATION:
   Gerald R. Johnson, Jr.   Charles Christmas
   Chairman & CEO           Chief Financial Officer
   616-726-1200             616-726-1202
   gjohnson@mercbank.com    cchristmas@mercbank.com

           MERCANTILE BANK CORPORATION ANNOUNCES 2005 FISCAL YEAR NET
                        INCOME OF $17.9 MILLION, UP 30.5%

Grand Rapids, MI -- January 11, 2006 -- Mercantile Bank Corporation (Nasdaq:
MBWM) reported net income for the fiscal year ended December 31, 2005 of $17.9 million, an increase of 30.5 percent from the $13.7 million reported for the fiscal year ended December 31, 2004. Diluted earnings per share were $2.31 compared with $1.78 reported for 2004, an increase of 29.8 percent. Earnings for the 2004 fiscal year include an $845,000 ($548,000 after-tax) write-off associated with the unamortized balance of issuance costs related to the redemption of a $16.0 million trust preferred offering issued in 1999. Excluding this one-time expense, net income and diluted earnings per share for 2005 increased 25.5 percent and 24.9 percent, respectively, over 2004.

For the fourth quarter of 2005, Mercantile reported net income of $4.55 million, an increase of 1.4 percent above the $4.48 million reported in the prior-year period. Diluted earnings per share were $0.59, an increase of 1.7 percent above the $0.58 reported in the fourth quarter of 2004. Moderation in earnings growth primarily reflects the Company's recent expansion initiatives in Michigan.

"During the last six months of 2005," Gerald R. Johnson, Jr., Chairman and CEO, commented, "we made several significant investments to support growth in our West Michigan markets, and also to extend our presence further eastward into Lansing and Ann Arbor. We are pleased by the loan and deposit growth we are already experiencing in our new markets; we generated loans in excess of $30 million and nearly $10 million in core deposits since the Lansing and Ann Arbor banking centers opened in July and September, respectively. As we entered these new markets, we incurred increased occupancy and other costs related to the opening of the two new banking centers, as well as significant salary and benefit expenses in our successful efforts to hire individuals whom we felt were the very best bankers available. We now expect to leverage these investments as we continue to generate potentially significant earnings in Lansing and Ann Arbor that will complement our continuing growth in West Michigan."

Mr. Johnson continued, "Strong organic loan growth in all of our markets, supported by solid asset quality, has enabled us to achieve another record year of earnings. We continue to produce exceptionally strong revenue growth based on the consistent execution of our strategic vision: To be the premier provider of financial services to small and mid-size businesses in the communities we serve."

Total revenue, comprised of net interest income and non-interest income, was $61.0 million for fiscal year 2005, an increase of 30.4 percent over the $46.7 million reported for fiscal year 2004. Net interest income increased 30.3 percent over the 2004 period to $55.3 million, reflecting a combination of 22.7 percent growth in average earning assets and a 20 basis point improvement in the net interest margin to 3.50 percent. Mr. Johnson noted that despite deposit rate pressures, the Company managed its balance sheet effectively through yet another year; 2005 represents the fifth straight year that Mercantile improved its net interest margin.

Non-interest income was $5.7 million, a $1.4 million, or 31.6 percent, increase over 2004. Approximately half of that increase reflects overall business growth while the remaining $0.7 million of the increase represents a gain on the sale of state tax credits derived from the construction of the Company's new headquarters building and sold during the fourth quarter of 2005.

Non-interest expense for fiscal year 2005 was $31.1 million, an increase of $7.9 million, or 34.1 percent, over the prior year in support of extensive infrastructure expansion. Excluding the $845,000 pre-tax charge associated with the write-off of unamortized issuance costs incurred in 2004, non-interest expense increased 39.2 percent. Salaries and benefits, up $4.7 million, or 33.5 percent, represented over half of the dollar increase; Mercantile added 79 full-time equivalent employees (an increase of 40.7 percent, to 273) over the past twelve months. Occupancy, equipment and furniture expense rose 60.7 percent, also in support of infrastructure expansion, and in particular, from the investment in three new full-service banking offices in Holland, Lansing and Ann Arbor, as well as the recently-opened headquarters building in Grand Rapids. Other non-interest expense totaled $8.2 million for 2005; excluding the one-time 2004 charge, this represented an increase of 43.0 percent above the year-ago period, again reflecting investments associated with the Company's growth and expansion initiatives. The efficiency ratio was 51.1 percent for 2005; this compares with 49.6 percent for 2004.

Mr. Johnson continued, "We are pleased with our ability to maintain outstanding asset quality year after year, while at the same time we continue to grow our loan portfolio. Over the past five years, loans increased at a compound average annual rate of 29.8 percent, reaching $1.56 billion this year-end, while we charged off a net balance of $3.4 million during this entire five-year period." Net charge-offs for fiscal year 2005 were $1.1 million, or 0.08 percent of average loans, compared with $1.2 million, or 0.10 percent, for fiscal year 2004. Non-performing assets were $4.0 million, or 0.22 percent of total assets at December 31, 2005, compared with $2.8 million, or
0.19 percent, at December 31, 2004. Loan and lease loss reserves were $20.5 million, or 1.31 percent of total loans and leases at December 31, 2005.

Total assets were $1.84 billion at December 31, 2005, an increase of $302.1 million, or 19.7 percent, from December 31, 2004. Earning asset growth was $273.7 million, or 18.6 percent, during this twelve-month period, with loans increasing $244.7 million. The increase in earning assets was primarily funded by a $260.2 million, or 22.4 percent, increase in deposits.

Shareholders' equity at December 31, 2005 was $155.1 million, a twelve-month increase of $13.5 million, or 9.5 percent. Total shares outstanding at quarter-end were 7,590,526. Mercantile's total risk-based capital ratio was
12.00 percent at year-end. Mr. Johnson concluded, "We look forward to a continuation of balance sheet and revenue growth in 2006 as our expansion initiatives take hold. Our banking expertise appears to be valued by the new markets we entered in 2005, as well as in our home base of western Michigan."

ABOUT MERCANTILE BANK CORPORATION

Mercantile Bank Corporation is the bank holding company for Mercantile Bank of Michigan. The Bank's primary service area is the Kent and Ottawa County area of West Michigan, which includes the City of Grand Rapids, the second-largest city in the State of Michigan. The Bank provides a wide variety of commercial banking services primarily to businesses, individuals, and governmental units through its five full-service banking offices in greater Grand Rapids, and its full-service banking offices in Holland, Lansing, and Ann Arbor, Michigan. Mercantile Bank Corporation's common stock is listed on the NASDAQ National Market under the symbol "MBWM."

FORWARD-LOOKING STATEMENTS

This news release contains comments or information that constitute forward-looking statements (within the meaning of the Private Securities Litigation Reform Act of 1995) that are based on current expectations that involve a number of risks and uncertainties. Actual results may differ materially from the results expressed in forward-looking statements. Factors that might cause such a difference include changes in interest rates and interest rate relationships; demand for products and services; the degree of competition by traditional and non-traditional competitors; changes in banking regulation; changes in tax laws; changes in prices, levies, and assessments; the impact of technological advances; governmental and regulatory policy changes; the outcomes of contingencies; trends in customer behavior as well as their ability to repay loans; changes in the national and local economy; and other factors, including risk factors, referred to from time to time in filings made by Mercantile with the Securities and Exchange Commission. Mercantile undertakes no obligation to update or clarify forward-looking statements, whether as a result of new information, future events or otherwise.

                                      # # #

Mercantile Bank Corporation
Fourth Quarter 2005 Results

                           MERCANTILE BANK CORPORATION
                           CONSOLIDATED BALANCE SHEETS

                                                    DECEMBER 31,     DECEMBER 31,     DECEMBER 31,
                                                        2005             2004             2003
                                                   --------------   --------------   --------------
                                                     (Unaudited)       (Audited)       (Audited)
ASSETS
   Cash and due from banks                         $   36,208,000   $   20,662,000   $   16,309,000
   Short-term investments                                 545,000          149,000          255,000
   Federal funds sold                                           0                0                0
                                                   --------------   --------------   --------------
      Total cash and cash equivalents                  36,753,000       20,811,000       16,564,000
   Securities available for sale                      112,961,000       93,826,000       71,421,000
   Securities held to maturity                         60,766,000       52,341,000       45,112,000
   Federal Home Loan Bank stock                         7,887,000        6,798,000        4,977,000
   Total loans and leases                           1,561,812,000    1,317,124,000    1,035,963,000
   Allowance for loan and lease losses                (20,527,000)     (17,819,000)     (14,379,000)
                                                   --------------   --------------   --------------
      Total Loans and leases, net                   1,541,285,000    1,299,305,000    1,021,584,000
   Premises and equipment, net                         30,206,000       24,572,000       15,305,000
   Bank owned life insurance policies                  28,071,000       23,750,000       16,441,000
   Accrued interest receivable                          8,274,000        5,644,000        4,098,000
   Other assets                                        12,007,000        9,072,000        7,835,000
                                                   --------------   --------------   --------------
      Total assets                                 $1,838,210,000   $1,536,119,000   $1,203,337,000
                                                   ==============   ==============   ==============

LIABILITIES AND STOCKHOLDERS' EQUITY
   Deposits:
      Noninterest-bearing                          $  120,828,000   $  101,742,000   $   76,579,000
      Interest-bearing                              1,298,524,000    1,057,439,000      826,313,000
                                                   --------------   --------------   --------------
      Total deposits                                1,419,352,000    1,159,181,000      902,892,000
   Securities sold under agreement to repurchase       72,201,000       56,317,000       49,545,000
   Federal funds purchased                              9,600,000       15,000,000        6,000,000
   Federal Home Loan Bank advances                    130,000,000      120,000,000       90,000,000
   Subordinated debentures                             32,990,000       32,990,000       16,495,000
   Other borrowed money                                 2,347,000        1,609,000        1,114,000
   Accrued expenses and other liabilities              16,595,000        9,405,000        7,090,000
                                                   --------------   --------------   --------------
      Total liabilities                             1,683,085,000    1,394,502,000    1,073,136,000

SHAREHOLDERS' EQUITY
   Common stock                                       148,533,000      131,010,000      118,560,000
   Retained earnings                                    8,000,000       10,475,000       11,421,000
   Accumulated other comprehensive income              (1,408,000)         132,000          220,000
                                                   --------------   --------------   --------------
      Total shareholders' equity                      155,125,000      141,617,000      130,201,000
      Total liabilities and shareholders' equity   $1,838,210,000   $1,536,119,000   $1,203,337,000
                                                   ==============   ==============   ==============

Mercantile Bank Corporation
Fourth Quarter 2005 Results

                           MERCANTILE BANK CORPORATION
                         CONSOLIDATED REPORTS OF INCOME

                                            THREE MONTHS ENDED   THREE MONTHS ENDED   TWELVE MONTHS ENDED   TWELVE MONTHS ENDED
                                             December 31, 2005    December 31, 2004    December 31, 2005     December 31, 2004
                                            ------------------   ------------------   -------------------   -------------------
                                                (Unaudited)         (Unaudited)           (Unaudited)            (Audited)
INTEREST INCOME
   Loans and leases, including fees             $27,074,000          $17,968,000          $ 93,666,000          $62,791,000
   Investment securities                          2,148,000            1,728,000             8,184,000            6,152,000
   Federal funds sold                                90,000               22,000               266,000               75,000
   Short-term investments                             3,000                1,000                14,000                4,000
                                                -----------          -----------          ------------          -----------
      Total interest income                      29,315,000           19,719,000           102,130,000           69,022,000

INTEREST EXPENSE
   Deposits                                      11,998,000            6,401,000            38,884,000           21,786,000
   Short-term borrowings                            607,000              301,000             1,795,000              877,000
   Federal Home Loan Bank advances                1,189,000              693,000             4,200,000            2,471,000
   Long-term borrowings                             564,000              242,000             1,959,000            1,461,000
                                                -----------          -----------          ------------          -----------
      Total interest expense                     14,358,000            7,637,000            46,838,000           26,595,000
                                                -----------          -----------          ------------          -----------
      Net interest income                        14,957,000           12,082,000            55,292,000           42,427,000
   Provision for loan and lease losses            1,270,000            1,000,000             3,790,000            4,674,000
                                                -----------          -----------          ------------          -----------
      Net interest income after provision
         for loan and lease losses               13,687,000           11,082,000            51,502,000           37,753,000

NON INTEREST INCOME
   Service charges on accounts                      343,000              325,000             1,391,000            1,255,000
   Net gain on sales of securities                        0                    0                     0               78,000
   Net gain on sales of loans                             0               50,000                84,000              225,000
   Other income                                   1,560,000              731,000             4,186,000            2,744,000
                                                -----------          -----------          ------------          -----------
      Total non interest income                   1,903,000            1,106,000             5,661,000            4,302,000

NON INTEREST EXPENSE
   Salaries and benefits                          5,088,000            3,574,000            18,635,000           13,956,000
   Occupancy                                        752,000              418,000             2,641,000            1,588,000
   Furniture and equipment                          558,000              276,000             1,667,000            1,093,000
   Other expense                                  2,404,000            1,960,000             8,174,000            6,561,000
                                                -----------          -----------          ------------          -----------
      Total non interest expense                  8,802,000            6,228,000            31,117,000           23,198,000
                                                -----------          -----------          ------------          -----------
      Income before federal income
         tax expense                              6,788,000            5,960,000            26,046,000           18,857,000
   Federal income tax expense                     2,239,000            1,472,000             8,145,000            5,136,000
                                                -----------          -----------          ------------          -----------
      Net income                                $ 4,549,000          $ 4,488,000          $ 17,901,000          $13,721,000
                                                ===========          ===========          ============          ===========
   Basic earnings per share                     $      0.60          $      0.59          $       2.36          $      1.82
   Diluted earnings per share                   $      0.59          $      0.58          $       2.31          $      1.78
   Average shares outstanding *                   7,589,174            7,549,053             7,580,322            7,533,036
   Average diluted shares outstanding *           7,718,076            7,717,686             7,749,680            7,721,713

*    - Adjusted for 5% stock dividend paid on August 1, 2005

Mercantile Bank Corporation
Fourth Quarter 2005 Results

                           MERCANTILE BANK CORPORATION
                        CONSOLIDATED FINANCIAL HIGHLIGHTS
                                   (Unaudited)

                                                                      QUARTERLY
                                               ------------------------------------------------------      YEAR-TO-DATE
                                                  2005        2005       2005       2005       2004    --------------------
(dollars in thousands except per share data)     4TH QTR    3RD QTR    2ND QTR    1ST QTR    4TH QTR      2005       2004
                                               ----------  ---------  ---------  ---------  ---------  ---------  ---------
EARNINGS
   Net interest income                         $   14,957     14,072     13,608     12,655     12,082     55,292     42,427
   Provision for loan and lease losses         $    1,270        895        900        725      1,000      3,790      4,674
   NonInterest income                          $    1,903      1,330      1,218      1,210      1,106      5,661      4,302
   NonInterest expense                         $    8,802      8,320      7,145      6,850      6,228     31,117     23,198
   Net income                                  $    4,549      4,300      4,690      4,362      4,488     17,901     13,721
   Basic earnings per share                    $     0.60       0.57       0.62       0.58       0.59       2.36       1.82
   Diluted earnings per share                  $     0.59       0.56       0.61       0.57       0.58       2.31       1.78
   Average shares outstanding *                 7,589,174  7,585,879  7,579,437  7,566,638  7,549,053  7,580,322  7,533,036
   Average diluted shares outstanding *         7,718,076  7,732,872  7,720,821  7,712,820  7,717,686  7,749,680  7,721,713

PERFORMANCE RATIOS
   Return on average assets                          1.00%      0.98%      1.13%      1.11%      1.18%      1.05%      0.99%
   Return on average common equity                  11.76%     11.33%     12.80%     12.36%     12.74%     12.05%     10.16%
   Net interest margin (fully tax-equivalent)        3.54%      3.46%      3.52%      3.46%      3.43%      3.50%      3.30%
   Efficiency ratio                                 52.21%     54.02%     48.19%     49.41%     47.22%     51.05%     49.64%
   Full-time equivalent employees                     273        263        237        212        194        273        194

CAPITAL
   Average equity to average assets                  8.51%      8.65%      8.81%      8.99%      9.29%      8.73%      9.79%
   Tier 1 leverage capital ratio                    10.45%     10.62%     10.86%     11.13%     11.53%     10.45%     11.53%
   Tier 1 risk-based capital ratio                  10.82%     11.07%     11.40%     11.53%     11.82%     10.82%     11.82%
   Total risk-based capital ratio                   12.00%     12.24%     12.58%     12.71%     13.03%     12.00%     13.03%
   Book value per share                        $    20.44      20.08      19.63      19.04      18.71      20.44      18.71
   Cash dividend per share                     $     0.11       0.11       0.11       0.10       0.09       0.43       0.36

ASSET QUALITY
   Gross loan charge-offs                      $      350        338        211        493        262      1,392      1,405
   Net loan charge-offs                        $      315        181        140        447        226      1,083      1,234
   Net loan charge-offs to average loans             0.08%      0.05%      0.04%      0.13%      0.07%      0.08%      0.10%
   Allowance for loan and lease losses         $   20,527     19,571     18,856     18,097     17,819     20,527     17,819
   Allowance for losses to total loans               1.31%      1.31%      1.32%      1.32%      1.35%      1.31%      1.35%
   Nonperforming loans                         $    3,995      1,926      2,535      4,016      2,842      3,995      2,842
   Other real estate and repossessed assets    $        0        195      1,177      1,177          0          0          0
   Nonperforming assets to total assets              0.22%      0.12%      0.22%      0.31%      0.19%      0.22%      0.19%

END OF PERIOD BALANCES
   Loans and leases                            $1,561,812  1,488,959  1,424,463  1,374,577  1,317,124  1,561,812  1,317,124
   Total earning assets (before allowance)     $1,743,971  1,701,275  1,620,632  1,575,697  1,470,238  1,743,971  1,470,238
   Total assets                                $1,838,210  1,796,770  1,709,153  1,664,876  1,536,119  1,838,210  1,536,119
   Deposits                                    $1,419,352  1,397,280  1,321,844  1,290,017  1,159,181  1,419,352  1,159,181
   Shareholders' equity                        $  155,125    152,320    149,200    144,501    141,617    155,125    141,617

AVERAGE BALANCES
   Loans and leases                            $1,519,616  1,460,792  1,402,469  1,345,336  1,276,913  1,432,609  1,177,568
   Total earning assets (before allowance)     $1,709,612  1,647,294  1,582,453  1,511,891  1,428,121  1,613,448  1,314,532
   Total assets                                $1,804,067  1,740,203  1,669,202  1,591,764  1,504,526  1,701,997  1,379,178
   Deposits                                    $1,394,023  1,339,486  1,281,652  1,214,890  1,150,606  1,308,091  1,049,397
   Shareholders' equity                        $  153,522    150,540    146,997    143,169    139,744    148,589    135,002

*    - Adjusted for 5% stock dividend paid on August 1, 2005

Mercantile Bank Corporation
Fourth Quarter 2005 Results

                           MERCANTILE BANK CORPORATION
           Reconciliation of GAAP-Based Operating Performance Measures
                   and Adjusted Operating Performance Measures

The following schedule reflects the adjustment of GAAP-based operating results and certain performance measures for the one-time charge associated with the unamortized balance of issuance costs of trust preferred securities that were redeemed during the third quarter of 2004. Management believes excluding the impact of the one-time charge from 2004 operating results and performance measures allows a more meaningful comparison of 2005 results to 2004 results.

                                                      TWELVE MONTHS ENDED   TWELVE MONTHS ENDED
                                                       December 31, 2005     December 31, 2004
                                                      -------------------   -------------------
                                                          (Unaudited)            (Audited)
GAAP-BASED OPERATING PERFORMANCE MEASURES
   Net interest income                                    $55,292,000           $42,427,000
   Provision for loan and lease losses                      3,790,000             4,674,000
   Noninterest income                                       5,661,000             4,302,000
   Noninterest expense                                     31,117,000            23,198,000
                                                          -----------           -----------
      Income before federal income tax expense             26,046,000            18,857,000
   Federal income tax expense                               8,145,000             5,136,000
                                                          -----------           -----------
      Net income                                           17,901,000            13,721,000

   Basic earnings per share                               $      2.36           $      1.82
   Diluted earnings per share                                    2.31                  1.78
   Return on average assets                                      1.05%                 0.99%
   Return on average equity                                     12.05%                10.16%
   Net interest margin                                           3.50%                 3.30%
   Efficiency ratio                                             51.05%                49.64%

ADJUSTED OPERATING PERFORMANCE MEASURES
   Net interest income                                    $55,292,000           $42,427,000
   Provision for loan and lease losses                      3,790,000             4,674,000
   Noninterest income                                       5,661,000             4,302,000
   Noninterest expense                                     31,117,000            23,198,000
   Elimination of one-time charge associated
      with redemption of trust preferred securities                 0               845,000
                                                          -----------           -----------
      Income before federal income tax expense             26,046,000            19,702,000
   Federal income tax expense                               8,145,000             5,136,000
   Increase in federal income tax expense due to
      elimination of one-time charge                                0               297,000
                                                          -----------           -----------
      Net income                                           17,901,000            14,269,000

   Basic earnings per share                               $      2.36           $      1.89
   Diluted earnings per share                                    2.31                  1.85
   Return on average assets                                      1.05%                 1.03%
   Return on average equity                                     12.05%                10.57%
   Net interest margin                                           3.50%                 3.30%
   Efficiency ratio                                             51.05%                47.84%